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                                                                    EXHIBIT 10.7

                          FIRST SUPPLEMENTAL INDENTURE

      This FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of June 29, 2004, is entered into by and between Viskase Companies, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.), as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Indenture.

                              W I T N E S S E T H:

      WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of April 3, 2003 (the "Indenture"), relating to the Company's 8% Senior Subordinated Secured Notes due 2008 (the "2008 Notes").

      WHEREAS, Section 8.02 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, with the written consent of the holders of at least a majority in aggregate principal amount of the 2008 Notes outstanding, amend or supplement the Indenture, subject to certain exceptions;

      WHEREAS, Section 11.03(g)(i) of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, may request the release of all of the Collateral from the Liens of the Security Agreement or any other Liens created under the Indenture or related documents, with the written consent of the holders of 66 2/3% in aggregate principal amount of the 2008 Notes outstanding;

      WHEREAS, Section 8.02(7) of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, with the written consent of the holders of 66 2/3% in aggregate principal amount of the 2008 Notes outstanding, amend or waive the provisions of clause (g)(i) of
Section 11.03 of the Indenture;

      WHEREAS, the Company has solicited and obtained consents from holders of approximately 79% of the outstanding 2008 Notes (the "Consents") with respect to certain amendments to the Indenture and the release of all Collateral under the Indenture and the Security Agreement (the "Proposed Amendments") pursuant to the terms and conditions of eleven certain letter agreements (the "Letter Agreements") (copies of which have been delivered to the Trustee) and as contemplated hereby;

      WHEREAS, each Letter Agreement provides that the respective Consent to the Proposed Amendments becomes operative upon payment by the Company of an amount sufficient to pay the purchase price for the subject 2008 Notes; and

      WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this First Supplemental Indenture and implement the Proposed Amendments.

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      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the 2008 Notes, the Company and the Trustee hereby agree as follows:

                                    ARTICLE 1

                                   AMENDMENTS

      Section 1.01. Amendments to Covenants. Upon delivery of a notice in the form of Exhibit A hereto (the "Notice") by the Company to the Trustee that all the Consents are operative (the "Notification Time"), the Indenture shall thereupon automatically be amended as set forth below. The Notice may be delivered via facsimile or email. Upon the Notification Time, the Indenture shall automatically be amended to delete the following Articles and Sections in their entirety (unless otherwise noted) and any and all references to such Articles and Sections and any and all obligations thereunder shall be deleted throughout the Indenture, and such references, Articles and Sections shall thereafter be of no further force or effect:

      (a)   Section 3.03;

      (b)   Section 3.04;

      (c)   Section 3.05;

      (d)   Section 3.06;

      (e)   The first and third paragraphs of Section 3.07;

      (f)   Section 4.01; and

      (g)   Article 11.

      Section 1.02. Amendments to Events of Default. Upon the Notification Time, the Indenture shall thereupon automatically be amended to delete the following Sections in their entirety and any and all references to such Sections and any and all obligations thereunder shall be deleted throughout the Indenture, and such references and Sections shall thereafter be of no further force or effect:

      (a)   Section 5.01(a) (3);

      (b)   Section 5.01(a) (4);

      (c)   Section 5.01(a) (7); and

      (d)   Section 5.01(a) (8).

                                                                               2

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      Section 1.03. Release of all Liens on the Collateral. Upon the
Notification Time, the Indenture shall thereupon automatically be amended to release the Collateral from the Liens of the Security Agreement and any other Liens created under the Indenture and any related documents, including, without limitation, termination of the Security Agreement and release of the Company from all obligations thereunder. Exhibit B, the Security Agreement, shall be deleted in its entirety.

      Section 1.04. Definition of Senior Debt. Upon the Notification Time, the term "Senior Debt" as defined in the Indenture shall be amended to be defined as follows:

      "Senior Debt" means all present and future Obligations of the Company for borrowed money or evidenced by notes, debentures, bonds or other similar instruments and Obligations of the Company under and in connection with one or more working capital loan facilities now or hereafter in existence, including without limitation principal, interest (including without limitation interest accruing after the commencement of a case under the Bankruptcy Code, regardless of whether such interest is paid), fees, costs and expenses (including without limitation fees, costs and expenses incurred in enforcing the rights of the holders thereof) and all other amounts payable in connection therewith, so long as such indebtedness does not explicitly provide that it is on a parity with or subordinated in right of payment to the Subordinated Debt, and any refinancing, refunding, renewal, replacement or recreation thereof.

      Section 1.05 Default on Senior Debt. Upon the Notification Time, Section 10.03(a) of the Indenture shall be amended as follows:

      "The Company may not directly or indirectly make any payment or distribution to the Trustee or any Holder in respect of any Obligations with respect to the Subordinated Debt and may not directly or indirectly acquire from the Trustee or any Holder any Subordinated Debt for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any discharge of this Indenture pursuant to Article 7 hereof) until all Principal and other Obligations with respect to, and included in, the Senior Debt have been paid in full in cash or cash equivalents if:

            (i) any default with respect to the Senior Debt (including any default in the payment of any principal or other Obligations with respect to, and included in, Senior Debt) occurs and is continuing;

            (ii) a default, other than a payment default, on Senior Debts occurs and is continuing that then permits holders of the Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to
      Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the first date upon which the immediately prior Payment Blockage Notice was effective. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the

                                                                               3

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      Trustee shall be, or be made, the basis for a subsequent Payment Blockage
      Notice unless such default shall have been waived for a period of not less than 60 days."

      Section 1.06 Removal of Certain Definitions. Upon the Notification Time, the following defined terms shall be deleted in their entirety and any and all references to such defined terms shall be deleted throughout the Indenture:

            i.    Lien;

            ii.   Offer to Purchase (Section 11.03);

            iii.  Purchase Amount (Section 11.03); and

            iv.   Security Agreement (Exhibit B).

                                    ARTICLE 2

                          EFFECTIVENESS; OPERATIVENESS

      This First Supplemental Indenture will become operative upon but only upon the Notification Time. Upon the Notification Time, the Indenture shall be modified and amended in accordance with this First Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this First Supplemental Indenture will control. The Indenture, as modified and amended by this First Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of 2008 Notes. In case of conflict between the terms and conditions contained in the 2008 Notes and those contained in the Indenture, as modified and amended by this First Supplemental Indenture, the provisions of the Indenture, as modified and amended by this First Supplemental Indenture, shall control.

                                    ARTICLE 3

                      CONFLICT WITH THE TRUST INDENTURE ACT

      If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the "TIA") that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture.

                                                                               4

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                                    ARTICLE 4

                                  SEVERABILITY

      In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                    ARTICLE 5

                                    HEADINGS

      The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                    ARTICLE 6

                 BENEFITS UNDER THE FIRST SUPPLEMENTAL INDENTURE

      Nothing in this First Supplemental Indenture or the 2008 Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the 2008 Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the 2008 Notes.

                                    ARTICLE 7

                                   SUCCESSORS

      All agreements of the Company and the Trustee in this First Supplemental Indenture shall bind their respective successors.

                                    ARTICLE 8

                                   THE TRUSTEE

      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

                                    ARTICLE 9

               CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE

      In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the

                                                                               5

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liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                                   ARTICLE 10

                                  GOVERNING LAW

      THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture.

                                   ARTICLE 11

                              COUNTERPART ORIGINALS

      The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement.

                                     * * * *

                                                                               6

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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the date first above written.

                             VISKASE COMPANIES, INC.

                                 /s/ Gordon S. Donovan
                             ---------------------------------------------------

                             Name: Gordon S. Donovan

                             Title: Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A., as Trustee.

   /s/ Jane Y. Schweiger
-----------------------------

Name: Jane Y. Schweiger

Title: Vice President

                                                                               7
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                                    EXHIBIT A

                             VISKASE COMPANIES, INC.
                         625 WILLOWBROOK CENTRE PARKWAY
                           WILLOWBROOK, ILLINOIS 60527

June 29, 2004

Wells Fargo Bank, N.A.
Corporate Trust Services
Sixth and Marquette
Minneapolis, MN 55479

Ladies and Gentlemen:

Reference is made to that certain Indenture dated as of April 3, 2003 (the "Indenture") between Viskase Companies, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.) as trustee (the "Trustee"), as amended by that certain First Supplemental Indenture, dated as of June 29, 2004 (the "First Supplemental Indenture"), between the Company and the Trustee. Capitalized terms not herein defined shall have the meaning given in the First Supplemental Indenture. The Company has solicited and obtained consents from outstanding holders of approximately 79% of the 2008 Notes (the "Consents") with respect to certain amendments to the Indenture and the release of all Collateral under the Indenture and the Security Agreement (the "Proposed Amendments") pursuant to the terms and conditions of certain letter agreements, (the "Letter Agreements").

On the date hereof (the "Payoff Date"), the Company is obtaining new financing from Wells Fargo Foothill, Inc. ("Lender") and pursuant to the issuance of certain 11.5 % Senior Secured Notes due 2011 ("Notes"), which sources are being used to pay the respective purchase prices for the 2008 Notes for those holders that have executed a Letter Agreement. This letter is intended to serve as notice to the Trustee ("Notice") of deposit of funds by the Company with Chicago Title Insurance Company in an amount sufficient to pay the respective purchase prices for the 2008 Notes for those holders that have executed a Consent. The Consents are now operative. Pursuant to the terms of the First Supplemental Indenture, the First Supplemental Indenture is now effective and the Indenture is automatically amended in accordance with the terms of the First Supplemental Indenture.

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                             Very truly yours,

                             Viskase Companies, Inc.

                             By:  /s/ Gordon S. Donovan
                                  ----------------------------------------------
                             Name:  Gordon S. Donovan
                             Title:  Vice President and Chief Financial Officer